SYLVAN LEARNING SYSTEMS, INC.

                              Amended and Restated

                                     BYLAWS

        Reflecting All Amendments Duly Adopted Through September 27, 1996

                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at 1000 Lancaster Street, Baltimore, Maryland 21202, or at any other place or places as the Board of Directors may designate.

     Section 2. Additional Offices. The Corporation may have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2. Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held during the month of May in each year on a date and at the time set by the Board of Directors, beginning with the year 1990.

     Section 3. Special Meetings. The president, chief executive officer or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary upon the written request of the stockholders entitled to cast at least fifty percent (50%) of all votes entitled to be cast at the meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting

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and, upon payment to the Corporation of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

     The Board of Directors, the President, chief executive officer or secretary shall fix a record date for such special meetings of the stockholders, which date shall be at least ten (10) days, but not more than ninety (90) days, before the date of the meeting.

     Section 4. Notice. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 5. Scope of Notice. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

     Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum, but this section shall not affect any requirement under any statute or the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. Voting. For directors: Except as set forth in the charter, each share of stock may be voted for as many individuals as there are directors to be elected. Votes may only be cast "for" the election of a director. Cumulative voting shall not be allowed. At any election of directors or of a single director, as many individuals as there are directors to be elected and receiving the highest number of votes for election to the Board shall be considered duly elected. On other matters: A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or the charter. Unless otherwise provided in the charter, each outstanding share of stock shall be entitled to one vote for or against each matter submitted to a vote at a meeting of stockholders.


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     Section 8. Proxies. A stockholder may vote the shares of stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

     Shares of its own stock directly or indirectly owned by this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

     Section 10. Inspectors. At any meeting of the stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

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     Section 11. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

     Section 12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be nine. The Board of Directors shall be divided into three classes, each consisting of three persons, with each class of directors serving a staggered term of one, two or three years commencing with the initial classification of the Board. At each annual election after such classification, the number of directors for the class whose term expires on the day of such election shall be elected for a term ending on the third annual meeting of stockholders after their election and until their successors are elected and qualified.

     Section 3. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or at the request of the president, the chief executive officer, or by a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice. Notice of any special meeting shall be given by written notice delivered personally, telegraphed, telecopied or mailed to each director at his business or residence address. Personally delivered, telecopied or telegram notices shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed

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to be given when the telegram is delivered to the telegraph company. If notice be given by telecopy, such notice shall be deemed to be given upon confirmation of transmission. Neither the business to be transacted at, nor the purpose of any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute or these Bylaws.

     Section 6. Quorum. A majority of the whole number of directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum of directors is present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 7. Voting. The action of the majority of the directors authorized to vote shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or by the charter.

     Section 8. Telephone Meetings. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 9. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

     Section 10. Filling Vacancies by Directors. Any vacancy on the Board of Directors, other than a vacancy caused by an expansion in the number of directors, may be filled by vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director. Regardless of the term remaining for the class of directors in which the vacancy arose, every director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies.

     Section 11. Filling Vacancies by Stockholders. Any vacancy caused by an increase in the number of directors shall be filled by the shareholders at an annual meeting or at a special meeting called for that purpose. The shareholders may also elect a director at any time to fill any vacancy not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective.

     Section 12. Compensation. Directors may receive compensation for their services as directors and may be reimbursed for expenses of attendance, if any, at each annual, regular or special

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meeting of the Board of Directors or of any committee thereof; nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13. Removal of Directors. The stockholders may, at any time, remove any director for cause, by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Number. Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

     Section 2. Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

     Section 3. Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

     Section 4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 5. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent if filed with the minutes of proceedings of such committee.

                                    ARTICLE V

                                    OFFICERS

     Section 1. General Provisions. The officers of the Corporation shall be a chairman of the board, vice chairman of the board, president, one or more vice presidents (if so elected by the Board of Directors), a secretary, and treasurer and such other officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting

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of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     Section 2. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     Section 4. Chief Executive Officer. The Board of Directors may elect a chief executive officer. The chief executive officer shall have the responsibility for implementation of the policies of the Corporation, as determined by the Board of directors, and for the administration of the business affairs of the Corporation.

     Section 5. Chief Operating Officer. The Board of Directors may elect a chief operating officer. Said officer will have the responsibility and duties as set forth by the Board of Directors or the chief executive officer.

     Section 6. Chairman and Vice Chairman of the Board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he shall be present. The chairman of the board and the vice chairman of the board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

     Section 7. President. The president shall in general supervise and control all of the business and affairs of the Corporation. Unless the president is not a member of the Board of Directors, in the absence of both the chairman and vice chairman of the board, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.
In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. He may execute any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

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     Section 8. Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 9. Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     Section 10. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

     He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 11. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such sureties as shall be satisfactory to the Board of Directors.

     Section 12. Annual Report. The president or other executive officer of the Corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a statement of the results of operations for the preceding

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fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

     Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      CONTRACTS, LOANS CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

     Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII

                                 SHARES OF STOCK

     Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such


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statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder. upon request and without charge, a full statement of such information,

     Section 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland or in Article II, Section 9 hereof.

     Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4. Fixing of Record Date. Except in the case of special meetings of stockholders, in which event Article II, Section 3, shall control, the Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in the case of an annual meeting of stockholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

     If no record date is fixed (a) the record date for the determination of stockholders entitled to notice of or to vote at an annual meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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     Section 5. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.

                                  ARTICLE VIII

                                   FISCAL YEAR

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX

                                    DIVIDENDS

Section 1. Declaration. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to the provisions of law and the charter. Dividends may be paid in cash, property or shares of the Corporation, subject to the provisions of law and the charter.

     Section 2. Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                      SEAL

     Section 1. Seal. The corporate seal shall be the word "SEAL" or have inscribed thereon the name of the Corporation, the year of its organization and the word "Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. Affixing Seal. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word
(SEAL) adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.


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                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 1. Definitions. As used in this Article XI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

     Section 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

     Section 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

                                   ARTICLE XII

                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter or bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIII

                               AMENDMENT OF BYLAWS

     Section 1. By Directors. The Board of Directors shall have the power to adopt, alter or repeal any Bylaws of the Corporation or to make new Bylaws, without the approval or consent of the stockholders, but subject to the limitation that any modification to the By Laws made by the Directors shall be subject to repeal by the affirmative vote of the holders of a majority of the common stock then entitled to vote.


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Reflecting all amendments adopted as of September 27, 1996
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




         Section 2. By Stockholders. The stockholders shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws by the affirmative vote of the holders of a majority of the common stock then entitled to vote.

                                   ARTICLE XIV

                        INTERESTED DIRECTORS AND OFFICERS

     Section 1. Contracts Valid. No contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholder.

     Section 2. Determining a Quorum . Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction



                   [SEAL]
       SYLVAN LEARNING SYSTEMS, INC.
                 CORPORATE
                    1989
                    SEAL
                  MARYLAND



                                     O. Steven Jones
                                     ------------------------------------
                                     O. Steven Jones, Assistant Secretary

Sylvan Learning Systems, Inc., Amended and Restated Bylaws
Reflecting all amendments adopted as of September 27, 1996
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